UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

SPARTA COMMERCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, 20th Floor, New York, NY 10018
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 239-2666

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2007, the Company entered into an agreement with a preferred stock holder of the Company, Leo William Long, pursuant to which Mr. Long waived any and all rights to dividends on the preferred shares that he holds, including with respect to any previously accrued, accumulated or deferred dividends. As of July 20, 2007, the waived dividends totaled approximately $224,163. Additionally, the agreement also terminated a prior agreement between the parties, dated as of January 12, 2005, pursuant to which Mr. Long agreed to restrict his ability to convert the preferred shares or exercise the warrants that he holds and receive shares of the Company’s common stock such that the number of shares of common stock beneficially held by him in the aggregate after such exercise does not exceed 4.9% of the then issued and outstanding shares of common stock of the Company.

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

Exhibit Number	Description of Exhibit
10.1*	Agreement with Leo William Long
_____
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA COMMERCIAL SERVICES, INC.

Date: July 26, 2007	By:	/s/ Anthony L. Havens
Anthony L. Havens, President